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                                  EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 22, 2002 included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-50957, 333-50959, 333-58037 and 333-58035 and 333-81705) and on Form S-3
(File No. 333-71629).


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Chicago, Illinois
February 28, 2002